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                                                               EXHIBIT 10.8

                                UNITECH TELECOM, INC.

                       EMPLOYMENT AND NON-COMPETITION AGREEMENT


     This EMPLOYMENT AND NON-COMPETITION AGREEMENT ("Agreement"), dated as of the 6th day of October, 1995, is entered into by and between Unitech Telecom, Inc., a Delaware corporation ("Unitech"), and Hong Lu ("Employee").

                                       RECITALS

     A. Employee has been employed as an employee of Unitech Telecom, Inc., a Delaware corporation ("Unitech"); and

     B. Unitech, StarCom and certain other parties have entered into an Agreement and Plan of Reorganization, dated as of September 28, 1995, (the "Reorganization Agreement"), which requires, among other things, that Employee enter into this Agreement in connection with the merger of a wholly owned subsidiary of Unitech into StarCom (the "Merger") pursuant to which StarCom will be the surviving corporation in the Merger and a wholly owned subsidiary of Unitech (such surviving corporation being hereinafter referred to as "StarCom"), all as more fully described in the Reorganization Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED by and between the parties hereto as follows:

1.   EMPLOYMENT.

     (a) EMPLOYMENT. During the Employment Term (as hereinafter defined) Unitech hereby employs Employee as its President and Chief Executive Officer, Unitech upon and subject to the terms and conditions set forth in this Agreement. Employee hereby agrees to accept such employment, upon and subject to the terms and conditions set forth in this Agreement. In addition, Unitech shall, subject to the Employee's consent, cause Employee to be nominated and elected to Unitech's Board of Directors.

     (b) DUTIES. Effective upon the date hereof, Employee will perform all of the services customarily associated with the position of President and Chief Executive Officer, Unitech during the Employment Term, subject to the policies established by and the direction of the Board of Directors. Employee also agrees to perform such other duties and responsibilities consistent with such position as the Board of Directors of Unitech may assign to him from time to time during the Employment Term. During his Employment Term (as defined in subsection (c) below), Employee shall carry out his duties and responsibilities hereunder in a diligent and competent manner and shall devote substantially all of his business time, attention and energy thereto.

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     (c)  EMPLOYMENT TERM.  Employee's employment hereunder (the "Employment
Term") shall commence on the date hereof. Such employment shall be "at will" employment pursuant to applicable law. If Employee's employment terminates for any reason other than (i) voluntary termination by Employee, (ii) termination as a result of death or disability, or (iii) termination for Cause (as defined in Section 5(a)), Employee shall be entitled to sixty (60) days notice of termination.

     (d) PLACE OF EMPLOYMENT. During the Employment Term, Employee shall render his services at the principal executive offices of Unitech. Employee shall do such traveling as shall be reasonably necessary in connection with his duties and responsibilities hereunder.

     (e) Employee agrees to devote substantially all of his business time, attention and energy to the performance of his duties under this Agreement during the Employment Term and shall perform such duties diligently, in good faith and consistent with the best interests of Unitech.

2.   COMPENSATION.

     (a) SALARY. During the Employment Term, Employee will receive a salary of not less than $12,500 per month ($150,000 per annum), which shall be paid in accordance with Unitech's normal payroll practice and shall be subject to review based upon Unitech's normal performance review practices. Unless otherwise specified herein, Unitech will make such deductions, withholdings and other payments from all sums payable pursuant to this Agreement which Employee requests or which are required by applicable law for taxes and other charges. Unitech shall, in addition to Employee's salary, reimburse Employee for all ordinary and necessary out-of-pocket expenses incurred by him in the performance of his services under this Agreement, subject to and upon receipt by Unitech of invoices or other documentation in support thereof in accordance with Unitech's policies regarding reimbursement of expenses. Employee shall be entitled to receive such bonus as shall be approved by the Board of Directors of Unitech in each year during the Employment Term.

     (b) BENEFIT PLANS. Employee will be entitled to participate in or receive benefits under Unitech's employee benefit plans and policies as in effect from time to time in which Employee is eligible to participate, subject to the applicable terms and conditions of the particular benefit plan. These benefit plans may include health care, life insurance, accidental death and disability, short- and long-term disability, stock options, savings and/or bonus plans provided by, through or on behalf of Unitech. Unitech may change, amend, modify or terminate any benefit or bonus plan from time to time.


     3. CONFIDENTIALITY AND PROPRIETARY INFORMATION AGREEMENT. Concurrently with the execution of this Agreement, Unitech and Employee will execute the Confidentiality and Proprietary Information Agreement ("Confidentiality Agreement") in the form attached hereto as Attachment 1.


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     4.   COVENANT NOT TO COMPETE.

          (a) NON-COMPETE. In consideration of his employment, Employee agrees that so long as he is an Employee of Unitech and, in the case of Employee's termination of employment with Unitech or StarCom, two (2) years from the date of termination, Employee will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory" (as such terms are herein defined). It is agreed that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision. It is also agreed that this provision shall not apply if the Employee's termination of employment with Unitech is due to (i) a breach by Unitech of the terms of this Agreement as adjudicated by a court of competent jurisdiction (except for a failure of Unitech to pay Employee's salary as provided in Section 2(a) hereof which, for these purposes, will not require such adjudication) or (ii) a final adjudication of Unitech as a bankrupt under any federal or state law.

          (b)  NON-SOLICIT.  Employee agrees that until the later to occur of
(i) the termination of Employee's agreement not to compete pursuant to
Section 4(a) above (ii) 2 years following the termination of Employee's employment with Unitech, Employee shall not solicit, encourage, or take any other action which is intended to induce any other employee of Unitech to terminate his employment with Unitech.

          (c) SEVERABILITY. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

          (d) REFORMATION. In the event that the provisions of this Section 4 should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

          (e) REMEDIES. The Employee hereby acknowledges that the covenants and restrictions contained in this Section 4 are necessary for the protection of Unitech's business and goodwill and are considered by the Employee to be reasonable. Accordingly, the Employee hereby


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acknowledges and agrees that any actual or threatened breach of any of the provisions of such Paragraph 4 may cause irreparable harm to Unitech and may not be remediable by an action at law for damages and, therefore, Unitech shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor.

               The Employee covenants and agrees that, if the Employee shall violate the foregoing non-compete covenant, Unitech shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations, benefits or other payments which the Employee directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation. Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Unitech may be entitled at law or in equity or under this Agreement.

     5. Employee agrees that he shall not knowingly and intentionally interfere in any manner with the contractual or employment relationship between Unitech and any employee, supplier or customer of Unitech.

     6. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          (a)  "Cause" shall mean:

                    (i) Employee's continued failure to perform his duties and responsibilities in good faith to the best of his ability after notice thereof from Unitech to Employee;

                    (ii) Employee personally engaging in knowing and intentional illegal conduct;

                    (iii) Employee being convicted of a felony, or committing an act of dishonesty or fraud or misappropriating property;

                    (iv) Employee knowingly and intentionally breaching in any material respect the terms of this Agreement or the Confidentiality Agreement; or

                    (v) Employee's commencement of employment with another employer while he is an employee of Unitech.

          (b) "Restricted Business" shall mean PHS-based wireless local loop, optical multiplexers, and the intelligent networking business, including products and/or services related to


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the StarCom Network Systems intelligent services platform.  Notwithstanding the foregoing, the Restricted Business shall apply only to products and services in direct competition with Unitech and/or StarCom.

          (c) "Restricted Territory" shall mean the counties, cities and states of the United States of America and the country of and each political subdivision of Canada, Australia, Japan, Taiwan, People's Republic of China, Hong Kong, Korea, Singapore, Thailand, each member nation of the European Community or the European Free Trade Association, and all other geographic areas throughout the world.

     7.   REPRESENTATIONS OF EMPLOYEE.  Employee represents that:

          (a) he (i) is familiar with the covenants not to compete and not to solicit set forth in this Agreement, (ii) is fully aware of his obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants, (iii) finds the length of time, scope and geographic coverage of these covenants to be reasonable, and (iv) is receiving specific, bargained-for consideration for his covenants not to compete and not to solicit;

          (b) the execution of this Agreement and the Confidentiality and Proprietary Information Agreement, and the performance of Employee's obligations hereunder and thereunder, will not conflict with, or result in a violation or breach of, any other agreement to which Employee is a party or any judgment, order or decree to which Employee is subject.

     8. ASSIGNMENT. This Agreement may not be assigned by Employee without the written consent of Unitech. This Agreement may not be assigned by Unitech without the written consent of Employee, except to an assignee who acquires all or substantially all of the business of Unitech, whether by merger, consolidation, sale of assets or otherwise. Unitech will require, as a condition of any such assignment, that any such assignee assume and agree in writing to perform this Agreement in the same manner and to the same extent that Unitech would be required to perform if no such succession had taken place.

     9. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between Employee and Unitech with respect to the subject matter hereof, and supersedes any other negotiations, agreements, understandings, representations or past or future practices, whether written or oral.

     10. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or five days after mailing, if mailed first-class mail, certified, postage prepaid, to the following addresses:


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          (a)  If to Unitech:

               Unitech Telecom, Inc.
               333 Hegenberger Road, Suite 328
               Oakland, CA 94621
               Attention:  President

               with a copy to:

               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attention:  Marcia K. Sterling, Esq.

          (b)  If to Employee:

               _____________________________________
               _____________________________________
               _____________________________________

          (c)  With a copy to:

               _____________________________________
               _____________________________________
               _____________________________________


(or to such other address as any party hereto may designate by notice given as herein provided).

     11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to principles regarding conflict of laws.

     12. AMENDMENTS. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto, nor shall any covenant or provision of this Agreement be waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought.

     13. EFFECTIVE DATE. This Agreement shall become effective upon the Effective Time of the Merger.


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     14.  ATTORNEYS' FEES.  In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

     15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     16. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     17. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Reorganization Agreement, unless otherwise defined herein.

     18. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, nor an acquiescence therein, nor of nor in any similar breach or default thereafter occurring; nor shall any waiver, single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     19. INDEMNIFICATION. During and after the Employment Term, Unitech shall defend, indemnify and hold Employee harmless from any claims, causes of action, liabilities, damages, costs or expenses incurred by Employee based upon or in connection with the performance of his services under this Agreement to the fullest extent permitted by the laws of the State of Delaware and of the By-Laws of Unitech (and of any such subsidiary). This provision will survive the expiration or termination of the Employment Term.

     20. BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EMPLOYEE                                UNITECH TELECOM, INC.



By: /s/ Hong Liang Lu                   By: /s/ Hong Liang Lu
   --------------------------------        -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------


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